                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:15 PM 01/31/2001
                                                           010050653 - 2770367

                             CERTIFICATE OF MERGER
                                    merging
                               TSF DELAWARE INC.
                                 with and into
                            R&B FALCON CORPORATION
                            pursuant to Section 251
                                    of the
                General Corporation Law of the State of Delaware

          R&B Falcon Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Surviving Corporation") does hereby certify:

          FIRST: That the name and state of incorporation of each of the constituent corporations to the merger is as follows:

               Name                          State of Incorporation

           TSF Delaware Inc.                        Delaware

        R&B Falcon Corporation                      Delaware

          SECOND: That an Agreement and Plan of Merger pursuant to which TSF Delaware Inc. will merge with and into R&B Falcon Corporation has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware and, in the cases of Transocean Holdings Inc. and TSF Delaware Inc., by written consent of the sole stockholder in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:   That the name of the Surviving Corporation of the merger is
R&B Falcon Corporation.

          FOURTH: That the Certificate of Incorporation of R&B Falcon Corporation in effect immediately prior to the effective time of the merger shall be amended to delete Articles Eighth, Ninth and Tenth of the Certificate of Incorporation of R&B Falcon Corporation, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

          FIFTH:   That the executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is 901 Threadneedle, Houston, Texas 77079.

          SIXTH:   That a copy of the Agreement and Plan of Merger will be
furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH:   This Certificate of Merger shall be effective on its filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, R&B Falcon Corporation has caused this Certificate of Merger to be executed on its behalf on January 31, 2001.


                                        R&B FALCON CORPORATION


                                        By: /s/ Paul B. Loyd, Jr.
                                           ------------------------------
                                           Paul B. Loyd, Jr.
                                           Chairman of the Board and
                                           Chief Executive Officer